Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2015 THIRD-QUARTER RESULTS;
REVISES AND NARROWS 2015 FULL-YEAR REPORTED DILUTED EPS FORECAST FOR CURRENCY AND AN IMPROVED BUSINESS OUTLOOK; INCREASES FULL YEAR CURRENCY-NEUTRAL ADJUSTED DILUTED EPS GROWTH RATE TO A RANGE OF 11%-12%

2015 Third-Quarter

•	Reported diluted earnings per share of $1.25, down by $0.13 or 9.4% versus $1.38 in 2014

•	Excluding unfavorable currency of $0.37, reported diluted earnings per share up by $0.24 or 17.4% versus $1.38 in 2014 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.24, down by $0.15 or 10.8% versus $1.39 in 2014

•	Excluding unfavorable currency of $0.37, adjusted diluted earnings per share up by $0.22 or 15.8% versus $1.39 in 2014 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 218.9 billion units, down by 1.5% excluding acquisitions

•	Reported net revenues, excluding excise taxes, of $6.9 billion, down by 11.8%

•	Excluding unfavorable currency of $1.4 billion, reported net revenues, excluding excise taxes, up by 5.9% as detailed in the attached Schedule 10

•	Reported operating companies income of $3.0 billion, down by 12.3%

•	Excluding unfavorable currency of $735 million, reported operating companies income up by 9.0%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 11, of $3.0 billion, down by 12.1%

•	Excluding unfavorable currency and the impact of acquisitions, adjusted operating companies income up by 9.3%

•	Reported operating income of $3.0 billion, down by 11.5%

•	Increased the regular quarterly dividend by 2.0% to an annualized rate of $4.08 per common share

2015 Nine Months Year-to-Date

•	Reported diluted earnings per share of $3.62, down by $0.11 or 2.9% versus $3.73 in 2014

•	Excluding unfavorable currency of $1.01, reported diluted earnings per share up by $0.90 or 24.1% versus $3.73 in 2014 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $3.61, down by $0.38 or 9.5% versus $3.99 in 2014

•	Excluding unfavorable currency of $1.01, adjusted diluted earnings per share up by $0.63 or 15.8% versus $3.99 in 2014 as detailed in the attached Schedule 16

•	Cigarette shipment volume of 637.5 billion units, down by 0.6% excluding acquisitions

•	Reported net revenues, excluding excise taxes, of $20.4 billion, down by 9.6%

•	Excluding unfavorable currency of $3.6 billion and the impact of acquisitions, reported net revenues, excluding excise taxes, up by 6.4% as detailed in the attached Schedule 14

•	Reported operating companies income of $9.0 billion, down by 5.0%

•	Excluding unfavorable currency of $2.0 billion and the impact of acquisitions, reported operating companies income up by 16.2%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 15, of $9.0 billion, down by 9.8%

•	Excluding unfavorable currency and the impact of acquisitions, adjusted operating companies income up by 10.3%

•	Reported operating income of $8.7 billion, down by 4.9%

2015 Full-Year Forecast

•
PMI revises and narrows, for currency and an improved business outlook, its 2015 full-year reported diluted earnings per share (“EPS”) forecast to be in a range of $4.35 to $4.40, at prevailing exchange rates, versus $4.76 in 2014.

•
On an adjusted basis, diluted EPS are projected to increase in the range of 11% to 12% versus adjusted diluted EPS of $5.02 in 2014, as detailed in the attached Schedule 20, excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $1.22 per share for the full-year 2015

•
This forecast includes incremental spending in 2015 versus 2014 in support of PMI's Reduced-Risk Product, iQOS, including accelerated spending behind planned national expansions and city launches in 2015 and 2016, and to further reinforce the favorable momentum of PMI's cigarette brand portfolio

•	This forecast does not include any share repurchases in 2015

•
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, and any unusual events. Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections

NEW YORK, October 15, 2015 -- Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2015 third-quarter results.
"Our strong performance in the first half of the year continued in the third quarter," said André Calantzopoulos, Chief Executive Officer.
"Organic volume, market share and pricing trends remain very robust against the backdrop of an improved macroeconomic environment, particularly in our EU and EEMA Regions."
"We continue to progress with the commercialization and clinical assessment of our Reduced-Risk Product, iQOS, and, as previously announced, are accelerating our spending to support additional city launches and national expansions this year and next."
"Although currency headwinds have again stiffened slightly, our business momentum is such that we are today revising and narrowing our full-year guidance, and increasing the projection of our constant-currency adjusted diluted EPS growth rate range to 11% to 12%."

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Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on October 15, 2015. Access is at www.pmi.com/webcasts.
The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.

Dividends and Share Repurchase Program
During the quarter, PMI increased its regular quarterly dividend by 2.0% from $1.00 to $1.02, representing an annualized rate of $4.08 per common share. Since its spin-off in March 2008, PMI has increased its regular quarterly dividend by 121.7% from the initial annualized rate of $1.84 per common share. PMI did not make any share repurchases in the first nine months of 2015.

Sampoerna Rights Issue

On October 9, 2015, PT HM Sampoerna Tbk. (Sampoerna) (IDX: HMSP), an affiliate of Philip Morris International Inc. (PMI) in Indonesia, announced the approval by shareholders of Sampoerna’s plan for a Rights Issue at an Exercise Price of IDR 77,000 per share.
The purpose of the Rights Issue is to comply with the Indonesian Stock Exchange’s requirement for all publicly listed companies to have at least 7.5% of their paid-up capital publicly owned by no later than January 30, 2016.  Through the Rights Issue, Sampoerna is offering 269,723,076 new shares, of which 264,209,711, in the form of rights to subscribe to new shares, will be sold by PT Philip Morris Indonesia (PMID) to institutional investors. To date, PMI has held a 98.18% interest of Sampoerna’s shares through PMID.
The total net proceeds to Sampoerna from the Rights Issue amount to approximately IDR 20,495.3 billion (approximately $1.4 billion). After completion of the transaction, PMID will own 92.5% of the issued and outstanding shares of Sampoerna and 7.5% will be publicly owned.
Sampoerna expects to complete and close the transaction by November 6, 2015.

2015 THIRD-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries. References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI tax-paid estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. North Africa is defined as Algeria, Egypt, Libya, Morocco and Tunisia. "OTP" is defined as other tobacco products. "EEMA" is defined as Eastern Europe, Middle East and Africa and includes PMI's international duty free business. The term “net revenues” refers to operating revenues from the sale of our products, excluding excise taxes and net of sales and promotion incentives. Operating companies income, or “OCI,” is defined as operating income, excluding general corporate expenses and the amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. PMI's management evaluates business segment performance and allocates resources based on OCI. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, excluding asset impairment and exit costs, discrete tax items and unusual items. Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), as well as free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt. PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be neither considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated. For a

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reconciliation of non-GAAP measures to corresponding GAAP measures, see the relevant schedules provided with this press release. Reduced-Risk Products (“RRPs”) is the term the company uses to refer to products with the potential to reduce individual risk and population harm in comparison to smoking combustible cigarettes. PMI’s RRPs are in various stages of development and commercialization, and we are conducting extensive and rigorous scientific studies to determine whether we can support claims for such products of reduced exposure to harmful and potentially harmful constituents in smoke, and ultimately claims of reduced disease risk, when compared to smoking combustible cigarettes. Before making any such claims, we will rigorously evaluate the full set of data from the relevant scientific studies to determine whether they substantiate reduced exposure or risk. Any such claims may also be subject to government review and approval, as is the case in the United States today. Trademarks and service marks in this press release that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

NET REVENUES

PMI Net Revenues	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
European Union	$2,041	$2,357	(13.4)%	4.5%	$5,921	$6,763	(12.5)%	5.1%
EEMA	2,098	2,434	(13.8)%	9.0%	5,860	6,726	(12.9)%	8.9%
Asia	1,984	2,232	(11.1)%	0.9%	6,284	6,725	(6.6)%	2.7%
Latin America & Canada	804	833	(3.5)%	13.9%	2,337	2,356	(0.8)%	13.8%
Total PMI	$6,927	$7,856	(11.8)%	5.9%	$20,402	$22,570	(9.6)%	6.4%

In the quarter, net revenues of $6.9 billion were down by 11.8%. Excluding unfavorable currency of $1.4 billion, net revenues increased by 5.9%, driven by favorable pricing of $522 million from across all Regions, led: in the EU, by Germany and Italy; in EEMA, by Russia and Ukraine; in Asia, mainly by Indonesia; and in Latin America & Canada, by Argentina and Canada. The favorable pricing was partly offset by unfavorable volume/mix of $61 million in the EU, Asia and Latin America & Canada Regions, partly offset by the EEMA Region.

OPERATING COMPANIES INCOME

PMI OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
European Union	$1,014	$1,186	(14.5)%	5.9%	$2,904	$2,875	1.0%	25.8%
EEMA	1,033	1,204	(14.2)%	12.3%	2,794	3,218	(13.2)%	13.0%
Asia	690	799	(13.6)%	1.6%	2,421	2,614	(7.4)%	4.0%
Latin America & Canada	294	267	10.1%	29.6%	849	734	15.7%	35.7%
Total PMI	$3,031	$3,456	(12.3)%	9.0%	$8,968	$9,441	(5.0)%	16.2%

In the quarter, reported operating companies income of $3.0 billion was down by 12.3%. Excluding unfavorable currency of $735 million, operating companies income increased by 9.0%, reflecting favorable pricing, partly offset by unfavorable volume/mix of $139 million.
Adjusted operating companies income is shown in the table below and detailed in Schedule 11. Adjusted operating companies income margin, excluding currency and acquisitions, increased by 1.4 points to 45.3%, as detailed in Schedule 11, reflecting the factors mentioned above.

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PMI OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
Reported OCI	$3,031	$3,456	(12.3)%	9.0%	$8,968	$9,441	(5.0)%	16.2%
Asset impairment & exit costs	—	9			—	(503)
Adjusted OCI	$3,031	$3,447	(12.1)%	9.3%	$8,968	$9,944	(9.8)%	10.3%
Adjusted OCI Margin*	43.8%	43.9%	(0.1)	1.4	44.0%	44.1%	(0.1)	1.6
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
SHIPMENT VOLUME & MARKET SHARE

PMI cigarette shipment volume by Region is shown in the table below.

PMI Cigarette Shipment Volume by Region	Third-Quarter			Nine Months Year-to-Date
(million units)
	2015	2014	Change	2015	2014	Change
European Union	48,824	49,209	(0.8)%	139,704	140,827	(0.8)%
EEMA	79,265	77,252	2.6%	217,815	213,428	2.1%
Asia	67,786	72,352	(6.3)%	213,167	218,806	(2.6)%
Latin America & Canada	23,036	23,487	(1.9)%	66,815	68,001	(1.7)%
Total PMI	218,911	222,300	(1.5)%	637,501	641,062	(0.6)%

2015 Third-Quarter and Nine Months Year-to-Date
In the quarter, PMI's cigarette shipment volume decreased by 1.5% excluding acquisitions. The decline was principally due to Asia, mainly Indonesia, Japan and Pakistan. Estimated net inventory movements in the quarter were slightly unfavorable, reflecting unfavorable distributor inventory movements in Japan. Excluding these inventory movements, PMI's total cigarette shipment volume decreased by 1.1%, or by 1.2% excluding acquisitions.

PMI cigarette shipment volume by brand is shown in the table below.

PMI Cigarette Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(million units)
	2015	2014	Change	2015	2014	Change
Marlboro	74,185	72,629	2.1%	213,754	211,661	1.0%
L&M	26,179	23,956	9.3%	73,402	69,110	6.2%
Parliament	12,289	12,859	(4.4)%	33,372	35,166	(5.1)%
Bond Street	12,045	11,951	0.8%	33,003	32,365	2.0%
Chesterfield	10,864	11,567	(6.1)%	31,015	32,149	(3.5)%
Philip Morris	9,390	7,961	17.9%	25,983	23,769	9.3%
Lark	7,320	8,956	(18.3)%	22,034	22,662	(2.8)%
Others	66,639	72,421	(8.0)%	204,938	214,180	(4.3)%
Total PMI	218,911	222,300	(1.5)%	637,501	641,062	(0.6)%

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In the quarter, the increase in cigarette shipment volume of Marlboro reflected growth in: the EU, notably Spain, partly offset by Italy and the United Kingdom; EEMA, notably Saudi Arabia and Turkey, partly offset by Algeria, Egypt and Ukraine; and Asia, notably Japan, the Philippines and Vietnam, partly offset by Indonesia. Cigarette shipment volume of Marlboro decreased in Latin America & Canada, mainly due to Argentina and Brazil, partly offset by Mexico.
The increase in cigarette shipment volume of L&M was driven by growth in: the EU, notably Portugal; EEMA, notably Egypt, Saudi Arabia and Turkey, partly offset by Russia; and Asia, mainly Thailand. The decrease in cigarette shipment volume of Parliament was primarily due to Kazakhstan, Korea, Russia and Ukraine. The increase in cigarette shipment volume of Bond Street was predominantly driven by Australia and Russia, partly offset by Kazakhstan and Ukraine. The decrease in cigarette shipment volume of Chesterfield was primarily due to the EU, mainly Italy and Portugal, partly offset by Poland, and EEMA, mainly Russia and Ukraine. The increase in cigarette shipment volume of Philip Morris primarily reflects the morphing from Diana in Italy. The decrease in cigarette shipment volume of Lark was predominantly due to Japan, partly offset by Turkey.
Total shipment volume of OTP, in cigarette equivalent units, increased by 2.9%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 1.4% excluding acquisitions.
PMI's cigarette market share increased in a number of key markets, including Argentina, Austria, Belgium, Brazil, Canada, Colombia, Egypt, France, Hungary, Korea, the Netherlands, Russia, Saudi Arabia, Spain, Switzerland, Turkey and the United Kingdom.

Year-to-date, PMI's cigarette shipment volume was down by 0.6% excluding acquisitions, due to declines in: the EU, mainly Italy, partly offset by France and Spain; Asia, largely due to Japan, Korea, Pakistan and the Philippines; and Latin America & Canada, mainly due to Argentina, Canada and Ecuador, partly offset by Mexico. The decline in PMI's cigarette shipment volume was partially offset by growth in EEMA, driven principally by Egypt, Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan and Ukraine. Estimated net inventory movements year-to-date were favorable, driven principally by Russia. Excluding these inventory movements, PMI's total cigarette shipment volume decreased by 1.1% and by the same percentage excluding acquisitions.
For the full year 2015, PMI's cigarette shipment volume, excluding acquisitions, is forecast to decrease by 1.0% to 1.5%.
Year-to-date, the increase in cigarette shipment volume of Marlboro reflected growth in: the EU, notably France and Spain, partly offset by Italy and the United Kingdom; EEMA, notably Saudi Arabia and Turkey, partly offset by Algeria, Egypt and Ukraine; and Asia, notably the Philippines and Vietnam, partly offset by Indonesia, Japan and Korea. Cigarette shipment volume of Marlboro decreased in Latin America & Canada, mainly due to Argentina and Brazil, partly offset by Colombia.
The increase in cigarette shipment volume of L&M was driven predominantly by growth in EEMA, notably Egypt, Turkey and Ukraine, partly offset by Russia. The decrease in cigarette shipment volume of Parliament was primarily due to Japan, Kazakhstan, Korea and Ukraine, partly offset by Turkey. The increase in cigarette shipment volume of Bond Street was predominantly driven by Australia and Russia, partly offset by Kazakhstan and Ukraine. The decrease in cigarette shipment volume of Chesterfield was due to EEMA, mainly Russia, Turkey and Ukraine, partly offset by the EU, mainly Italy, and by Latin America & Canada, mainly Mexico. The increase in cigarette shipment volume of Philip Morris primarily reflects the morphing of Diana in Italy, partly offset by the morphing to Lark in Japan. The decrease in cigarette shipment volume of Lark was predominantly due to Korea and Turkey, partly offset by Japan.

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Total shipment volume of OTP, in cigarette equivalent units, increased by 2.8%. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 0.5% excluding acquisitions.
PMI's cigarette market share increased in a number of key markets, including Argentina, Austria, Belgium, Brazil, Colombia, Egypt, France, Germany, Hungary, Indonesia, Korea, Poland, Russia, Saudi Arabia, Spain and Switzerland.

EUROPEAN UNION REGION (EU)

2015 Third-Quarter
Reported net revenues of $2.0 billion decreased by 13.4%.  Excluding unfavorable currency of $422 million, net revenues increased by 4.5%, reflecting favorable pricing of $118 million, notably in Germany and Italy, partly offset by unfavorable volume/mix of $12 million.

Reported operating companies income of $1.0 billion decreased by 14.5%. Excluding unfavorable currency of $242 million, operating companies income increased by 5.9%, driven primarily by higher pricing, partly offset by unfavorable volume/mix of $19 million.

Adjusted operating companies income is shown in the table below and detailed on Schedule 11.  Adjusted operating companies income margin, excluding unfavorable currency, increased by 1.4 points to 51.0%, as detailed in Schedule 11, reflecting the factors mentioned above.

EU OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
Reported OCI	$1,014	$1,186	(14.5)%	5.9%	$2,904	$2,875	1.0%	25.8%
Asset impairment & exit costs	—	16			—	(472)
Adjusted OCI	$1,014	$1,170	(13.3)%	7.4%	$2,904	$3,347	(13.2)%	8.0%
Adjusted OCI Margin*	49.7%	49.6%	0.1	1.4	49.0%	49.5%	(0.5)	1.4
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2015 Third-Quarter and Nine Months Year-to-Date

The estimated total cigarette market in the EU of 126.1 billion units decreased slightly by 0.1% in the quarter and decreased by 1.5% to 347.9 billion units year-to-date. The net impact of estimated trade inventory movements in the quarter and year-to-date was neutral. The decline of the estimated total cigarette market in both periods reflected, in certain key geographies, improving economies, a moderation in the level of illicit trade, lower out-switching to the fine cut category and a lower prevalence of e-vapor products. For the full year 2015, the estimated total cigarette market in the EU is forecast to decrease by approximately 2.0%.
The estimated total OTP market in the EU in the quarter of 42.9 billion cigarette equivalent units increased by 0.7%, reflecting a larger total fine cut market, up by 1.1% to 37.5 billion cigarette equivalent units. Year-to-date, the estimated total OTP market in the EU of 122.1 billion cigarette equivalent units decreased by 0.5%, reflecting a lower total fine cut market, down by 0.3% to 106.6 billion cigarette equivalent units.

Cigarette shipment volume and market share performance by brand are shown in the tables below.

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EU Cigarette Shipment Volume by Brand	Third-Quarter			Nine Months Year-to-Date
(in millions)
	2015	2014	Change	2015	2014	Change
Marlboro	23,824	23,681	0.6%	68,170	67,825	0.5%
L&M	8,957	8,711	2.8%	24,883	24,833	0.2%
Chesterfield	7,151	7,347	(2.7)%	20,361	20,255	0.5%
Philip Morris	4,040	2,638	53.1%	10,056	7,579	32.7%
Others	4,852	6,832	(29.0)%	16,234	20,335	(20.2)%
Total EU	48,824	49,209	(0.8)%	139,704	140,827	(0.8)%

EU Cigarette Market Shares by Brand	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	p.p.	2015	2014	p.p.
Marlboro	19.3%	19.1%	0.2	19.4%	19.2%	0.2
L&M	7.1%	7.0%	0.1	7.1%	7.0%	0.1
Chesterfield	5.8%	5.8%	—	5.8%	5.5%	0.3
Philip Morris	3.5%	3.4%	0.1	3.5%	3.6%	(0.1)
Others	3.9%	4.4%	(0.5)	4.1%	4.5%	(0.4)
Total EU	39.6%	39.7%	(0.1)	39.9%	39.8%	0.1

In the quarter, PMI's cigarette shipment volume of 48.8 billion units decreased by 0.8%, or by 0.2% excluding trade inventory movements, mainly in Italy and the United Kingdom, partly offset by Spain. PMI's cigarette market share decreased by 0.1 point to 39.6%, with gains, notably in France and Spain, mainly offset by Italy.
In the quarter, PMI's shipments of OTP of 6.2 billion cigarette equivalent units increased by 3.0%. PMI's total OTP market share increased by 0.4 points to 14.4%, reflecting a gain in the fine cut category.
Year-to-date, PMI's cigarette shipment volume of 139.7 billion units decreased by 0.8%, or by 1.0% excluding trade inventory movements, notably due to Italy and the United Kingdom, partly offset by France and Spain. Market share increased by 0.1 point to 39.9%, with gains, notably in France, Germany and Spain, partly offset by Italy.
Year-to-date, PMI's shipments of OTP of 17.7 billion cigarette equivalent units increased by 3.4%. PMI's total OTP market share increased by 0.3 points to 14.4%, reflecting a gain in the fine cut category.

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EU Key Market Commentaries

In France, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

France Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	11.8	11.7	1.1%	34.2	34.0	0.6%

PMI Shipments (million units)	4,746	4,770	(0.5)%	14,450	14,148	2.1%

PMI Cigarette Market Share
Marlboro	25.8%	24.7%	1.1	25.7%	25.1%	0.6
Philip Morris	9.2%	9.2%	—	9.5%	9.3%	0.2
Chesterfield	3.3%	3.4%	(0.1)	3.3%	3.4%	(0.1)
Others	2.9%	3.1%	(0.2)	2.9%	3.1%	(0.2)
Total	41.2%	40.4%	0.8	41.4%	40.9%	0.5

In the quarter, the increase in the estimated total cigarette market reflected its general recovery since the second half of 2014 and a lower prevalence of e-vapor products. Excluding the net impact of inventory movements, PMI's cigarette shipment volume increased by 2.7%, reflecting market share growth, driven by Marlboro, benefiting from a round retail price point of €7.00 per pack and the launch of Marlboro 25s. The estimated total industry fine cut category of 3.8 billion cigarette equivalent units increased by 9.6%. PMI's market share of the category decreased by 1.1 points to 24.6%.
Year-to-date, the increase in the estimated total cigarette market was mainly driven by the same dynamics as in the quarter. Excluding the net impact of inventory movements, PMI's cigarette shipment volume increased by 1.7%, reflecting market share growth, notably of premium brands Marlboro and Philip Morris. The estimated total industry fine cut category of 10.9 billion cigarette equivalent units increased by 7.4%. PMI's market share of the category decreased by 1.2 points to 24.9%.

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In Germany, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Germany Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	21.8	21.6	1.0%	59.9	60.7	(1.4)%

PMI Shipments (million units)	7,633	7,583	0.7%	22,134	22,023	0.5%

PMI Cigarette Market Share
Marlboro	20.8%	20.8%	—	21.9%	21.5%	0.4
L&M	11.2%	11.2%	—	12.0%	11.6%	0.4
Chesterfield	1.6%	1.6%	—	1.7%	1.7%	—
Others	1.4%	1.5%	(0.1)	1.4%	1.5%	(0.1)
Total	35.0%	35.1%	(0.1)	37.0%	36.3%	0.7

In the quarter, the increase in the estimated total cigarette market principally reflected a lower prevalence of illicit trade. The estimated total industry fine cut category of 10.8 billion cigarette equivalent units increased by 1.2%. PMI's market share of the category decreased by 0.8 points to 12.2%.
Year-to-date, the decline of the estimated total cigarette market was partly due to the annualized impact of price increases, partly offset by a lower prevalence of illicit trade. The increase in PMI's market share was driven by Marlboro, mainly reflecting the positive impact of the new Architecture 2.0, and L&M, benefiting from a rounded retail price point of €5.00 per pack of 19s. The estimated total industry fine cut category of 30.4 billion cigarette equivalent units decreased by 1.5%. PMI's market share of the category decreased by 0.3 points to 12.7%.

In Italy, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Italy Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	20.1	20.1	0.3%	55.5	56.1	(1.0)%

PMI Shipments (million units)	10,148	10,791	(6.0)%	30,362	31,260	(2.9)%

PMI Cigarette Market Share
Marlboro	24.3%	25.2%	(0.9)	24.2%	25.2%	(1.0)
Chesterfield	11.2%	10.9%	0.3	10.8%	8.9%	1.9
Philip Morris	9.5%	10.2%	(0.7)	9.8%	11.1%	(1.3)
Others	8.7%	9.5%	(0.8)	9.1%	9.6%	(0.5)
Total	53.7%	55.8%	(2.1)	53.9%	54.8%	(0.9)

In the quarter, the increase in the estimated total cigarette market was driven by favorable trade inventory movements. Excluding these inventory movements, the total cigarette market decreased slightly by an estimated 0.1%, reflecting the impact of the tax-driven price increases in January 2015 and out-switching to less expensive OTP categories, particularly fine cut, partly offset by a lower prevalence of illicit trade and e-vapor products. Excluding

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the net impact of inventory movements, PMI's cigarette shipment volume decreased by 3.6%, reflecting market share loss, notably of Marlboro, largely due to its price increase in the first quarter of 2015 to €5.20 per pack from its round retail price point of €5.00 per pack, and Philip Morris, including the morphed Diana that had been impacted by the growth of the super-low price segment. The estimated total industry fine cut category of 1.7 billion cigarette equivalent units increased by 5.9%. PMI's market share of the category decreased by 0.2 points to 41.0%.
Year-to-date, the decline of the estimated total cigarette industry was due to the same dynamics as in the quarter. Excluding the net impact of inventory movements, PMI's cigarette shipment volume decreased by 2.6%, mainly reflecting market share loss, notably of Marlboro and Philip Morris, largely due to the same dynamics as in the quarter, partly offset by Chesterfield, reflecting the annualized impact of the brand's repositioning into the super-low price segment. The estimated total industry fine cut category of 4.8 billion cigarette equivalent units increased by 5.4%. PMI's market share of the category decreased by 0.2 points to 41.3%.

In Poland, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Poland Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	11.6	11.3	2.5%	31.9	32.9	(2.9)%

PMI Shipments (million units)	4,734	4,620	2.5%	12,757	12,780	(0.2)%

PMI Cigarette Market Share
Marlboro	11.4%	11.4%	—	11.2%	10.9%	0.3
L&M	18.0%	18.7%	(0.7)	17.8%	17.7%	0.1
Chesterfield	8.6%	7.9%	0.7	8.4%	7.6%	0.8
Others	2.9%	2.9%	—	2.6%	3.4%	(0.8)
Total	40.9%	40.9%	—	40.0%	39.6%	0.4

In the quarter, the increase in the estimated total cigarette market was driven by favorable trade inventory movements. Excluding these inventory movements, the total cigarette market decreased by an estimated 0.2%, reflecting the impact of price increases partially offset by a lower prevalence of e-vapor products. The estimated total industry fine cut category of 1.0 billion cigarette equivalent units increased by 11.3%. PMI's market share of the category decreased by 1.7 points to 31.6%.
Year-to-date, the decrease in the estimated total cigarette market benefited from favorable trade inventory movements. Excluding these inventory movements, the total cigarette market decreased by an estimated 4.0%, reflecting the impact of price increases and an increase in the prevalence of illicit products. While PMI's cigarette shipment volume decreased, reflecting a lower total market, market share was up, driven by Marlboro, partly reflecting the positive impact of the new Architecture 2.0, and Chesterfield, benefiting from its round corner box super-slims variants, partly offset by declines from super-low price brands. The estimated total industry fine cut category of 3.1 billion cigarette equivalent units increased by 7.1%. PMI's market share of the category decreased by 1.7 points to 32.8%.

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In Spain, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Spain Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	13.1	13.0	0.9%	35.4	35.8	(1.2)%

PMI Shipments (million units)	4,173	3,771	10.7%	11,861	11,295	5.0%

PMI Cigarette Market Share
Marlboro	17.7%	16.4%	1.3	16.9%	15.8%	1.1
Chesterfield	8.8%	9.0%	(0.2)	9.1%	9.2%	(0.1)
L&M	5.7%	6.0%	(0.3)	5.8%	6.1%	(0.3)
Others	1.8%	1.2%	0.6	1.5%	0.9%	0.6
Total	34.0%	32.6%	1.4	33.3%	32.0%	1.3

In the quarter, the increase in the estimated total cigarette market was driven by favorable trade inventory movements. Excluding these inventory movements, the total cigarette market was estimated to be flat, reflecting the impact of price increases in the second half of 2014 and the first quarter of 2015, partly offset by an improving economy, and a lower prevalence of illicit trade and e-vapor products. Year-to-date, excluding trade inventory movements, the total cigarette market decreased by an estimated 0.6%, reflecting the same dynamics as in the quarter. Excluding inventory movements, PMI's cigarette shipment volume increased by 5.9% in the quarter and by 3.0% year-to-date. The increase in PMI's market share in the quarter and year-to-date was driven mainly by Marlboro, benefiting from a round price point in the vending channel, the new Architecture 2.0, and an improving economy. In the quarter, the estimated total industry fine cut category of 2.5 billion cigarette equivalent units decreased by 2.4%. PMI's market share of the fine cut category decreased by 1.7 points to 12.9%. Year-to-date, the estimated total industry fine cut category of 7.2 billion cigarette equivalent units decreased by 1.8%. PMI's market share of the fine cut category decreased by 1.3 points to 13.6%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)

2015 Third-Quarter
Reported net revenues of $2.1 billion decreased by 13.8%. Excluding unfavorable currency of $555 million, net revenues increased by 9.0%, reflecting favorable pricing of $190 million, driven principally by Russia, Turkey and Ukraine, and favorable volume/mix of $29 million.

Reported operating companies income of $1.0 billion decreased by 14.2%. Excluding unfavorable currency of $319 million, operating companies income increased by 12.3%, driven primarily by higher pricing, partly offset by unfavorable volume/mix of $17 million.

Adjusted operating companies income is shown in the table below and detailed on Schedule 11. Adjusted operating companies income margin, excluding unfavorable currency, increased by 1.5 points to 51.0%, as detailed on Schedule 11, reflecting the factors mentioned above.

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EEMA OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
Reported OCI	$1,033	$1,204	(14.2)%	12.3%	$2,794	$3,218	(13.2)%	13.0%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,033	$1,204	(14.2)%	12.3%	$2,794	$3,218	(13.2)%	13.0%
Adjusted OCI Margin*	49.2%	49.5%	(0.3)	1.5	47.7%	47.8%	(0.1)	1.9
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2015 Third-Quarter and Nine Months Year-to-Date

In the quarter, PMI's cigarette shipment volume of 79.3 billion units increased by 2.6%, or by 2.5% excluding acquisitions. The increase in PMI's cigarette shipment volume in the quarter was mainly driven by Egypt, Russia, Saudi Arabia and Turkey, partly offset by Kazakhstan and Ukraine. PMI's cigarette shipment volume of premium brands decreased by 0.8%, mainly due to: Parliament, down by 3.7% to 9.4 billion units, primarily due to Kazakhstan, Russia and Ukraine, partly offset by Marlboro, up by 1.1% to 23.1 billion units, principally driven by Saudi Arabia, and Turkey, partly offset by Algeria, Egypt and Ukraine. PMI's cigarette shipment volume of L&M increased by 14.4% to 14.3 billion units, driven by Egypt, Saudi Arabia and Turkey, partially offset by Russia.
Year-to-date, PMI's cigarette shipment volume of 217.8 billion units increased by 2.1%, or by 2.0% excluding acquisitions, driven by the same markets as in the quarter. PMI's cigarette shipment volume of premium brands increased by 0.9%, mainly driven by: Marlboro, up by 2.2% to 64.5 billion units, driven notably by Saudi Arabia and Turkey, partly offset by Egypt and Ukraine; partly offset by Parliament, down by 1.2% to 25.6 billion units, mainly due to Kazakhstan and Ukraine, partly offset by Turkey. PMI's cigarette shipment volume of L&M increased by 11.3% to 39.8 billion units, driven by Egypt, Turkey and Ukraine, partly offset by Russia.

EEMA Key Market Commentaries

In North Africa, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

North Africa Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	33.3	34.7	(3.9)%	101.3	105.3	(3.8)%

PMI Shipments (million units)	9,928	9,275	7.0%	27,936	27,035	3.3%

PMI Cigarette Market Share
Marlboro	14.0%	15.2%	(1.2)	14.1%	14.8%	(0.7)
L&M	13.5%	9.4%	4.1	11.5%	8.6%	2.9
Others	2.8%	1.7%	1.1	2.2%	1.9%	0.3
Total	30.3%	26.3%	4.0	27.8%	25.3%	2.5

In the quarter, the decline of the estimated total market was principally due to Egypt, reflecting the impact of excise tax-driven price increases in July 2014 and February 2015, partly offset by Libya, Morocco and Tunisia. Year-to-date, the estimated total market decreased by 3.8%, due to Algeria, Egypt and Morocco, partly offset by Libya and Tunisia. The increase in PMI's cigarette shipment in the quarter and year-to-date was primarily driven

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by Egypt, reflecting higher market share, mainly of L&M, resulting from improved territorial coverage and brand building activities, partly offset by lower shipments of Marlboro mainly due to lower market share in Algeria and Egypt.

In Russia, estimated industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Russia Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	80.5	84.4	(4.6)%	219.3	232.7	(5.7)%

PMI Shipments (million units)	23,742	22,960	3.4%	65,826	63,455	3.7%

PMI Cigarette Market Share
Marlboro	1.4%	1.5%	(0.1)	1.4%	1.6%	(0.2)
Parliament	3.8%	3.8%	—	3.9%	3.6%	0.3
Bond Street	8.5%	7.7%	0.8	8.2%	7.3%	0.9
Others	15.0%	14.4%	0.6	14.5%	14.5%	—
Total	28.7%	27.4%	1.3	28.0%	27.0%	1.0

In the quarter and year-to-date, the decline of the estimated total cigarette market was mainly due to the unfavorable impact of tax-driven prices increases and lower consumer purchasing power as a result of a weak economy. For the full year 2015, the estimated total cigarette market in Russia is forecast to decrease by approximately 7.0%.
The increase in PMI's cigarette shipment volume in the quarter and year-to-date was mainly driven by market share growth, primarily by low-price Bond Street, notably its Compact 7.0 variant, and super-low price Next.

In Turkey, estimated industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Turkey Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	29.4	26.3	11.8%	75.1	68.5	9.6%

PMI Shipments (million units)	14,150	12,514	13.1%	35,433	33,719	5.1%

PMI Cigarette Market Share
Marlboro	9.8%	8.7%	1.1	9.3%	8.6%	0.7
Parliament	11.9%	11.5%	0.4	11.7%	10.9%	0.8
Lark	7.7%	8.6%	(0.9)	7.5%	9.6%	(2.1)
Others	14.7%	14.3%	0.4	15.0%	15.0%	—
Total	44.1%	43.1%	1.0	43.5%	44.1%	(0.6)

In the quarter and year-to-date, the increase in the estimated total cigarette market mainly reflected a significantly lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume in the quarter was

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mainly due to a higher total market and market share, driven by Marlboro, notably its Touch 7.0 variants, and Parliament, benefiting from the growth of Parliament Night Blue KS, the leading SKU sold on the market, and from up-trading from the mid-price segment, partly offset by low-price Lark, reflecting the impact of price repositioning by PMI's principal competitor in May 2014. The decrease in PMI's market share year-to-date was mainly due to low-price Lark, partly offset by Marlboro and Parliament, with "Others," notably including L&M and Muratti, flat.

In Ukraine, estimated industry size, PMI cigarette shipment volume and August quarter-to-date and year-to-date market share performance, as measured by Nielsen, are shown in the table below.

Ukraine Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	18.8	18.3	2.4%	52.4	53.0	(1.2)%

PMI Shipments (million units)	4,704	6,484	(27.5)%	14,382	17,772	(19.1)%

PMI Cigarette Market Share
Marlboro	3.5%	4.8%	(1.3)	4.1%	5.0%	(0.9)
Parliament	2.8%	3.2%	(0.4)	2.9%	3.2%	(0.3)
Bond Street	8.4%	9.0%	(0.6)	8.1%	9.2%	(1.1)
Others	14.7%	15.9%	(1.2)	15.7%	15.5%	0.2
Total	29.4%	32.9%	(3.5)	30.8%	32.9%	(2.1)

In the quarter, the increase in the estimated total market was mainly driven by favorable net inventory movements compared to the third quarter of 2014, reflecting estimated trade inventory deloading following excise tax-driven price increases in July 2014. Excluding net inventory movements, the total cigarette market decreased by an estimated 2.9% in the quarter and was essentially flat year-to-date, reflecting lower consumer purchasing power as a result of a weak economy, and continued business disruption due to the political instability in the east of the country, partly offset by a lower prevalence of illicit trade. The decrease in PMI's cigarette shipment volume in the quarter and year-to-date largely reflected lower market share. The decrease in PMI's market share in the quarter and year-to-date was primarily due to Marlboro, reflecting the impact of lower consumer purchasing power, and Bond Street, mainly resulting from competitive price pressure in the low price segment.

ASIA REGION

2015 Third-Quarter
Reported net revenues of $2.0 billion decreased by 11.1%. Excluding unfavorable currency of $268 million, net revenues increased by 0.9%, driven by favorable pricing of $73 million, mainly in Australia and Indonesia. The favorable pricing was partially offset by unfavorable volume/mix of $53 million, mainly due to unfavorable inventory movements in Japan, partly offset by improved mix in the Philippines.

Reported operating companies income of $690 million decreased by 13.6%. Excluding unfavorable currency of $122 million, operating companies income increased by 1.6%, principally reflecting favorable pricing and lower costs, partly offset by unfavorable volume/mix of $75 million.

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Adjusted operating companies income is shown in the table below and detailed on Schedule 11. Adjusted operating companies income margin, excluding unfavorable currency, increased by 0.3 points to 36.1%, as detailed on Schedule 11, reflecting the factors mentioned above.

Asia OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
Reported OCI	$690	$799	(13.6)%	1.6%	$2,421	$2,614	(7.4)%	4.0%
Asset impairment & exit costs	—	—			—	(24)
Adjusted OCI	$690	$799	(13.6)%	1.6%	$2,421	$2,638	(8.2)%	3.1%
Adjusted OCI Margin*	34.8%	35.8%	(1.0)	0.3	38.5%	39.2%	(0.7)	0.2
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2015 Third-Quarter and Nine Months Year-to-Date

In the quarter, PMI's cigarette shipment volume of 67.8 billion units decreased by 6.3%, largely due to: Indonesia, mainly reflecting a lower estimated total market; a lower estimated total market and share in Japan; and Pakistan, reflecting a lower estimated total market resulting from trade inventory deloading following the June 2015 excise tax increase coupled with an increase in the prevalence of illicit trade, and lower market share. Excluding unfavorable inventory movements in Japan, PMI's cigarette shipment volume decreased by 5.1%.
Cigarette shipment volume of Marlboro of 18.3 billion units increased by 7.7%, predominantly driven by Japan, the Philippines and Vietnam, partly offset by Indonesia. Cigarette shipment volume of Parliament of 2.6 billion units decreased by 7.4%, due to Korea, partly offset by Japan. Cigarette shipment volume of Lark of 4.3 billion units decreased by 30.1%, reflecting the timing of shipments in Japan compared to the third quarter of 2014.
Year-to-date, PMI's cigarette shipment volume of 213.2 billion units decreased by 2.6%, mainly due to Japan, Korea, Pakistan and the Philippines.
Cigarette shipment volume of Marlboro of 55.2 billion units increased by 1.3%, mainly driven by the Philippines and Vietnam, partly offset by Indonesia, Japan and Korea. Cigarette shipment volume of Parliament of 6.9 billion units decreased by 17.5%, due to Japan and Korea. Cigarette shipment volume of Lark of 14.5 billion units increased by 0.5%, driven by Japan, partly offset by Korea.

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Asia Key Market Commentaries

In Indonesia, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Indonesia Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	75.4	78.8	(4.2)%	232.3	235.0	(1.1)%

PMI Shipments (million units)	26,552	27,686	(4.1)%	81,895	81,820	0.1%

PMI Cigarette Market Share
Sampoerna A	15.0%	14.6%	0.4	15.0%	14.3%	0.7
Dji Sam Soe	7.2%	6.6%	0.6	7.1%	6.2%	0.9
U Mild	4.8%	5.4%	(0.6)	4.9%	5.4%	(0.5)
Others	8.2%	8.6%	(0.4)	8.2%	8.9%	(0.7)
Total	35.2%	35.2%	—	35.2%	34.8%	0.4

In the quarter and year-to-date, the decline of the estimated total cigarette market was mainly due to a soft economic environment. For the full year 2015, the estimated total cigarette market is forecast to be flat.
The decline in PMI's cigarette shipment volume in the quarter mainly reflected U Mild's crossing a critical price point ahead of competition earlier in the year, and the impact of the softer macro-economic environment. PMI's market share in the quarter and year-to-date was driven by a strong performance from its machine-made kretek brands, notably Sampoerna A, Dji Sam Soe Magnum and Dji Sam Soe Magnum Blue, partly offset by U Mild and a decline in its hand-rolled kretek portfolio, notably due to Sampoerna Hijau in "Others," down by 0.3 points to 2.9% in the quarter, largely reflecting the decline of the total segment. While Marlboro's market share was flat at 5.1%, its share of the “white” cigarettes segment, which represented 6.4% of the total cigarette market, increased by 2.0 points to 80.8%. While the machine-made kretek segment, representing 75.2% of the total cigarette market, increased by 1.4 points, PMI's share of the segment decreased by 0.3 points to 30.1%. Although the hand-rolled kretek segment, representing 18.5% of the total cigarette market, decreased by 1.3 points, PMI's share of the segment increased by 1.6 points to 40.3%.

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In Japan, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Japan Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	47.2	48.0	(1.5)%	135.8	138.8	(2.2)%

PMI Shipments (million units)	10,796	12,179	(11.4)%	36,194	37,416	(3.3)%

PMI Cigarette Market Share
Marlboro	11.3%	11.6%	(0.3)	11.4%	11.6%	(0.2)
Parliament	2.3%	2.3%	—	2.3%	2.2%	0.1
Lark	10.0%	10.0%	—	10.0%	9.9%	0.1
Others	1.7%	2.0%	(0.3)	1.7%	2.2%	(0.5)
Total	25.3%	25.9%	(0.6)	25.4%	25.9%	(0.5)

In the quarter and year-to-date, the decrease of the estimated total cigarette market moderated to 1.5% and 2.2%, respectively. For the full year 2015, the estimated total cigarette market in Japan is forecast to decrease by 2.5% to 3.0%.
The decrease of PMI's cigarette shipment volume in the quarter was primarily due to unfavorable distributor inventory movements. Excluding inventory movements, PMI's total cigarette shipment volume decreased by 3.7% in the quarter and by 3.8% year-to-date, mainly reflecting a lower total market and market share.

In Korea, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Korea Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	20.3	24.6	(17.1)%	51.0	66.4	(23.1)%

PMI Shipments (million units)	4,163	4,630	(10.1)%	10,352	12,860	(19.5)%

PMI Cigarette Market Share
Marlboro	9.4%	7.4%	2.0	9.3%	7.6%	1.7
Parliament	6.8%	6.7%	0.1	6.9%	7.0%	(0.1)
Virginia S.	3.6%	3.8%	(0.2)	3.7%	4.0%	(0.3)
Others	0.6%	0.7%	(0.1)	0.5%	0.7%	(0.2)
Total	20.4%	18.6%	1.8	20.4%	19.3%	1.1

In the quarter and year-to-date, the decline of the estimated total cigarette market reflected the impact of the January 2015 excise tax increase and related retail price increases. Excluding the impact of estimated inventory movements associated with the timing of the excise tax increase, the total cigarette market declined by approximately 12% and 17% in the quarter and year-to-date, respectively. For the full year 2015, the estimated underlying total cigarette market is forecast to decline by approximately 17%.

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The decline in PMI's cigarette shipment volume in the quarter and year-to-date reflected the lower estimated total market, partly offset by share growth, driven by Marlboro, benefiting from the positive impact of pricing for PMI's principal domestic competitor's main brands.

In the Philippines, estimated tax-paid industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Philippines Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	21.9	21.8	0.6%	62.0	60.5	2.4%

PMI Shipments (million units)	17,192	17,456	(1.5)%	49,821	50,865	(2.1)%

PMI Cigarette Market Share
Marlboro	19.9%	17.0%	2.9	20.6%	18.1%	2.5
Fortune	32.8%	32.8%	—	32.5%	34.0%	(1.5)
Jackpot	13.0%	17.3%	(4.3)	14.3%	17.6%	(3.3)
Others	12.8%	13.1%	(0.3)	13.0%	14.3%	(1.3)
Total	78.5%	80.2%	(1.7)	80.4%	84.0%	(3.6)

In the quarter and year-to-date, the increase in the estimated total tax-paid industry cigarette volume reflected higher estimated tax-paid volume by PMI's principal domestic competitor. The decline in PMI's cigarette shipment volume in both periods was mainly due to lower consumption of low and super-low price brands, following consecutive price increases in late 2014 and early 2015, partly offset by adult smoker uptrading to Marlboro, reflecting the narrowing of retail price gaps with brands at the bottom end of the market. August quarter-to-date and year-to-date market share performance, as measured by Nielsen, which PMI believes provides additional insight into share performance in the current environment, increased by 1.4 and 0.9 points to 73.7% and 72.9%, respectively, driven by Marlboro, up by 2.9 and 2.0 points to 21.0% and 20.4%, and low-price, Fortune, up by 0.9 and 0.4 points to 31.6% and 30.7%, respectively.
LATIN AMERICA & CANADA REGION

2015 Third-Quarter
Reported net revenues of $804 million decreased by 3.5%. Excluding unfavorable currency of $145 million, net revenues increased by 13.9%, driven by favorable pricing of $141 million, principally in Argentina, Brazil, Canada, Ecuador and Mexico, partially offset by unfavorable volume/mix of $25 million.

Reported operating companies income of $294 million increased by 10.1%. Excluding unfavorable currency of $52 million, operating companies income increased by 29.6%, principally reflecting favorable pricing, partly offset by unfavorable volume/mix of $28 million and higher costs.

Adjusted operating companies income is shown in the table below and detailed on Schedule 11. Adjusted operating companies income margin, excluding unfavorable currency, increased by 3.6 points to 36.5%, as detailed on Schedule 11, reflecting the factors mentioned above.

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Latin America & Canada OCI	Third-Quarter				Nine Months Year-to-Date
(in millions)				Excl.				Excl.
	2015	2014	Change	Curr.	2015	2014	Change	Curr.
Reported OCI	$294	$267	10.1%	29.6%	$849	$734	15.7%	35.7%
Asset impairment & exit costs	—	(7)			—	(7)
Adjusted OCI	$294	$274	7.3%	26.3%	$849	$741	14.6%	34.4%
Adjusted OCI Margin*	36.6%	32.9%	3.7	3.6	36.3%	31.5%	4.8	5.6
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

2015 Third-Quarter and Nine Months Year-to-Date

In the quarter, PMI's cigarette shipment volume of 23.0 billion units decreased by 1.9%, mainly due to Argentina, Brazil and Ecuador, partly offset by Mexico. Although shipment volume of Marlboro of 8.9 billion units decreased by 1.6%, its Regional market share increased by 0.5 points to an estimated 15.3%. Market share of Marlboro increased notably in Brazil and Colombia, by 0.6 and 1.2 points to 9.7% and 9.1%, respectively. Shipment volume of Philip Morris of 4.7 billion units increased by 0.2%, driven by Canada.
Year-to-date, PMI's cigarette shipment volume of 66.8 billion units decreased by 1.7%, mainly due to Argentina, Canada and Ecuador, partly offset by Mexico. Although shipment volume of Marlboro of 25.9 billion units decreased by 1.4%, its Regional market share increased by 0.4 points to an estimated 14.9%. Market share of Marlboro increased notably in Argentina, Brazil and Colombia, by 0.2, 0.7 and 1.3 points to 24.2%, 9.6% and 9.0%, respectively. Shipment volume of Philip Morris of 14.1 billion units increased by 1.1%, driven by Canada.

Latin America & Canada Key Market Commentaries

In Argentina, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Argentina Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	9.8	10.0	(2.1)%	29.6	30.7	(3.6)%

PMI Shipments (million units)	7,648	7,810	(2.1)%	23,234	23,745	(2.2)%

PMI Cigarette Market Share
Marlboro	23.8%	24.2%	(0.4)	24.2%	24.0%	0.2
Parliament	2.1%	2.2%	(0.1)	2.1%	2.1%	—
Philip Morris	44.6%	43.6%	1.0	44.8%	43.3%	1.5
Others	6.8%	7.2%	(0.4)	7.1%	7.5%	(0.4)
Total	77.3%	77.2%	0.1	78.2%	76.9%	1.3

In the quarter and year-to-date, the decline of the estimated total cigarette market was mainly due to the cumulative impact of price increases in 2014 and 2015 and a challenging economic environment. The decrease in PMI's shipment volume in the quarter and year-to-date reflected a lower estimated total market, partly offset by market share growth, driven primarily by Philip Morris, reflecting the positive impact of the brand's capsule variants.

- -20 -

In Canada, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Canada Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	7.0	7.3	(4.4)%	19.7	20.4	(3.1)%

PMI Shipments (million units)	2,725	2,758	(1.2)%	7,424	7,689	(3.4)%

PMI Cigarette Market Share
Belmont	3.6%	3.1%	0.5	3.3%	2.9%	0.4
Canadian Classics	10.8%	10.7%	0.1	10.5%	10.5%	—
Next	11.1%	10.6%	0.5	10.7%	10.7%	—
Others	13.7%	13.6%	0.1	13.2%	13.8%	(0.6)
Total	39.2%	38.0%	1.2	37.7%	37.9%	(0.2)

In the quarter and year-to-date, the decline of the estimated total cigarette market was mainly due to the impact of tax-driven price increases in 2014 and 2015. The decrease in PMI's cigarette shipment volume in the quarter was mainly driven by a lower estimated total market, partly offset by market share growth of premium Belmont and low price Next. The decrease in PMI's cigarette shipment volume year-to-date was mainly due to a lower estimated total market.

In Mexico, estimated industry size, PMI cigarette shipment volume and market share performance are shown in the table below.

Mexico Key Market Data	Third-Quarter			Nine Months Year-to-Date
			Change			Change
	2015	2014	% / p.p.	2015	2014	% / p.p.
Total Cigarette Market (billion units)	8.5	8.3	3.0%	24.6	23.9	3.1%

PMI Shipments (million units)	5,980	5,879	1.7%	16,866	16,741	0.7%

PMI Cigarette Market Share
Marlboro	48.9%	49.9%	(1.0)	47.3%	48.8%	(1.5)
Delicados	10.8%	10.8%	—	10.8%	11.0%	(0.2)
Benson & Hedges	4.6%	5.1%	(0.5)	4.6%	5.1%	(0.5)
Others	5.9%	5.3%	0.6	5.7%	5.2%	0.5
Total	70.2%	71.1%	(0.9)	68.4%	70.1%	(1.7)

In the quarter, the increase of the estimated total cigarette market was unfavorably impacted by the timing of estimated trade inventory movements compared to the third quarter of 2014. Excluding the impact of these inventory movements, the estimated total cigarette market increased by 6.6%, primarily reflecting a lower prevalence of illicit trade. The increase in PMI's cigarette shipment volume in the quarter and year-to-date was mainly driven by the higher estimated total market. The decline in PMI's market share in the quarter and year-to-date was mainly due to Marlboro, reflecting adult smoker down-trading and the timing of price increases by PMI's principal competitor in the first quarter of 2015, partly offset by gains for certain low price local trademark brands.

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Philip Morris International Inc. Profile
Philip Morris International Inc. (PMI) is the leading international tobacco company, with six of the world's top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI's products are sold in more than 180 markets. In 2014, the company held an estimated 15.5% share of the estimated total international cigarette market outside of the U.S., or 28.5% excluding the People's Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize products that have the potential to reduce individual risk and population harm; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2015. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -22 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2015	2014	% Change
Net revenues	$19,422	$21,335	(9.0)%
Cost of sales	2,383	2,734	(12.8)%
Excise taxes on products (1)	12,495	13,479	(7.3)%
Gross profit	4,544	5,122	(11.3)%
Marketing, administration and research costs	1,566	1,763
Asset impairment and exit costs	—	(9)
Amortization of intangibles	19	23
Operating income (2)	2,959	3,345	(11.5)%
Interest expense, net	247	267
Earnings before income taxes	2,712	3,078	(11.9)%
Provision for income taxes	748	918	(18.5)%
Equity (income)/loss in unconsolidated subsidiaries, net	(20)	(38)
Net earnings	1,984	2,198	(9.7)%
Net earnings attributable to noncontrolling interests	42	43
Net earnings attributable to PMI	$1,942	$2,155	(9.9)%

Per share data: (3)
Basic earnings per share	$1.25	$1.38	(9.4)%
Diluted earnings per share	$1.25	$1.38	(9.4)%

(1) The segment detail of excise taxes on products sold for the quarters ended September 30, 2015 and 2014 is shown on Schedule 2.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2015	2014	% Change
Operating Income	$2,959	$3,345	(11.5)%
Excluding:
- Amortization of Intangibles	19	23
- General corporate expenses (included in marketing, administration and research costs above)	33	50
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(20)	(38)
Operating Companies Income	$3,031	$3,456	(12.3)%

(3) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2015 and 2014 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2015	Net Revenues (1)	$6,633	$5,492	$4,880	$2,417	$19,422
	Excise Taxes on Products	(4,592)	(3,394)	(2,896)	(1,613)	(12,495)
	Net Revenues excluding Excise Taxes	2,041	2,098	1,984	804	6,927

2014	Net Revenues	$7,777	$6,111	$4,943	$2,504	$21,335
	Excise Taxes on Products	(5,420)	(3,677)	(2,711)	(1,671)	(13,479)
	Net Revenues excluding Excise Taxes	2,357	2,434	2,232	833	7,856

Variance	Currency	(422)	(555)	(268)	(145)	(1,390)
	Acquisitions	—	—	—	—	—
	Operations	106	219	20	116	461
	Variance Total	(316)	(336)	(248)	(29)	(929)
	Variance Total (%)	(13.4)%	(13.8)%	(11.1)%	(3.5)%	(11.8)%

	Variance excluding Currency	106	219	20	116	461
	Variance excluding Currency (%)	4.5%	9.0%	0.9%	13.9%	5.9%

	Variance excluding Currency & Acquisitions	106	219	20	116	461
	Variance excluding Currency & Acquisitions (%)	4.5%	9.0%	0.9%	13.9%	5.9%

(1) 2015 Currency decreased net revenues as follows:
	European Union	$(1,389)
	EEMA	(1,587)
	Asia	(622)
	Latin America & Canada	(447)
		$(4,045)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2015	$1,014	$1,033	$690	$294	$3,031
2014	1,186	1,204	799	267	3,456
% Change	(14.5)%	(14.2)%	(13.6)%	10.1%	(12.3)%

Reconciliation:
For the quarter ended September 30, 2014	$1,186	$1,204	$799	$267	$3,456

2014 Asset impairment and exit costs	(16)	—	—	7	(9)
2015 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	(242)	(319)	(122)	(52)	(735)
Operations	86	148	13	72	319
For the quarter ended September 30, 2015	$1,014	$1,033	$690	$294	$3,031

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2015 Diluted Earnings Per Share		$1.25	(1)
2014 Diluted Earnings Per Share		$1.38	(1)
Change		$(0.13)
% Change		(9.4)%

Reconciliation:
2014 Diluted Earnings Per Share		$1.38	(1)

Special Items:
2014 Asset impairment and exit costs		0.01
2014 Tax items		—
2015 Asset impairment and exit costs		—
2015 Tax items		0.01

Currency		(0.37)
Interest		—
Change in tax rate		0.03
Impact of lower shares outstanding and share-based payments		—
Operations		0.19
2015 Diluted Earnings Per Share		$1.25	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q3 2015	Q3 2014

Net earnings attributable to PMI	$1,942	$2,155
Less distributed and undistributed earnings attributable
to share-based payment awards	7	9
Net earnings for basic and diluted EPS	$1,935	$2,146

Weighted-average shares for basic and diluted EPS	1,549	1,560

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2015	2014	% Change
Net revenues	$55,537	$60,165	(7.7)%
Cost of sales	6,990	7,804	(10.4)%
Excise taxes on products (1)	35,135	37,595	(6.5)%
Gross profit	13,412	14,766	(9.2)%
Marketing, administration and research costs	4,628	5,026
Asset impairment and exit costs	—	503
Amortization of intangibles	62	67
Operating income (2)	8,722	9,170	(4.9)%
Interest expense, net	781	789
Earnings before income taxes	7,941	8,381	(5.2)%
Provision for income taxes	2,276	2,446	(7.0)%
Equity (income)/loss in unconsolidated subsidiaries, net	(69)	(74)
Net earnings	5,734	6,009	(4.6)%
Net earnings attributable to noncontrolling interests	110	128
Net earnings attributable to PMI	$5,624	$5,881	(4.4)%

Per share data: (3)
Basic earnings per share	$3.62	$3.73	(2.9)%
Diluted earnings per share	$3.62	$3.73	(2.9)%

(1) The segment detail of excise taxes on products sold for the nine months ended September 30, 2015 and 2014 is shown on Schedule 6.

(2) PMI's management evaluates segment performance and allocates resources based on operating companies income, which PMI defines as operating income, excluding general corporate expenses and amortization of intangibles, plus equity (income)/loss in unconsolidated subsidiaries, net. The reconciliation from operating income to operating companies income is as follows:

	2015	2014	% Change
Operating Income	$8,722	$9,170	(4.9)%
Excluding:
- Amortization of Intangibles	62	67
- General corporate expenses (included in marketing, administration and research costs above)	115	130
Plus: Equity (income)/loss in unconsolidated subsidiaries, net	(69)	(74)
Operating Companies Income	$8,968	$9,441	(5.0)%

(3) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the nine months ended September 30, 2015 and 2014 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2015	Net Revenues (1)	$18,909	$14,915	$14,683	$7,030	$55,537
	Excise Taxes on Products	(12,988)	(9,055)	(8,399)	(4,693)	(35,135)
	Net Revenues excluding Excise Taxes	5,921	5,860	6,284	2,337	20,402

2014	Net Revenues	$22,225	$16,347	$14,515	$7,078	$60,165
	Excise Taxes on Products	(15,462)	(9,621)	(7,790)	(4,722)	(37,595)
	Net Revenues excluding Excise Taxes	6,763	6,726	6,725	2,356	22,570

Variance	Currency	(1,188)	(1,464)	(625)	(345)	(3,622)
	Acquisitions	11	1	—	4	16
	Operations	335	597	184	322	1,438
	Variance Total	(842)	(866)	(441)	(19)	(2,168)
	Variance Total (%)	(12.5)%	(12.9)%	(6.6)%	(0.8)%	(9.6)%

	Variance excluding Currency	346	598	184	326	1,454
	Variance excluding Currency (%)	5.1%	8.9%	2.7%	13.8%	6.4%

	Variance excluding Currency & Acquisitions	335	597	184	322	1,438
	Variance excluding Currency & Acquisitions (%)	5.0%	8.9%	2.7%	13.7%	6.4%

(1) 2015 Currency decreased net revenues as follows:
	European Union	$(3,837)
	EEMA	(3,931)
	Asia	(1,339)
	Latin America & Canada	(1,083)
		$(10,190)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2015	$2,904	$2,794	$2,421	$849	$8,968
2014	2,875	3,218	2,614	734	9,441
% Change	1.0%	(13.2)%	(7.4)%	15.7%	(5.0)%

Reconciliation:
For the nine months ended September 30, 2014	$2,875	$3,218	$2,614	$734	$9,441

2014 Asset impairment and exit costs	472	—	24	7	503
2015 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	(2)	(1)	—	3	—
Currency	(712)	(843)	(298)	(147)	(2,000)
Operations	271	420	81	252	1,024
For the nine months ended September 30, 2015	$2,904	$2,794	$2,421	$849	$8,968

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2015 Diluted Earnings Per Share		$3.62	(1)
2014 Diluted Earnings Per Share		$3.73	(1)
Change		$(0.11)
% Change		(2.9)%

Reconciliation:
2014 Diluted Earnings Per Share		$3.73	(1)

Special Items:
2014 Asset impairment and exit costs		0.26
2014 Tax items		—
2015 Asset impairment and exit costs		—
2015 Tax items		0.01

Currency		(1.01)
Interest		(0.03)
Change in tax rate		(0.01)
Impact of lower shares outstanding and share-based payments		0.05
Operations		0.62
2015 Diluted Earnings Per Share		$3.62	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD September 2015	YTD September 2014

Net earnings attributable to PMI	$5,624	$5,881
Less distributed and undistributed earnings attributable
to share-based payment awards	20	27
Net earnings for basic and diluted EPS	$5,604	$5,854

Weighted-average shares for basic and diluted EPS	1,549	1,571

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	September 30,		December 31,
	2015		2014
Assets
Cash and cash equivalents	$2,393		$1,682
All other current assets	11,719		13,802
Property, plant and equipment, net	5,600		6,071
Goodwill	7,404		8,388
Other intangible assets, net	2,621		2,985
Investments in unconsolidated subsidiaries	919		1,083
Other assets	1,355		1,176
Total assets	$32,011		$35,187

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$1,007		$1,208
Current portion of long-term debt	2,100		1,318
All other current liabilities	10,995		12,586
Long-term debt	25,800		26,929
Deferred income taxes	1,614		1,549
Other long-term liabilities	2,721		2,800
Total liabilities	44,237		46,390

Total PMI stockholders' deficit	(13,582)		(12,629)
Noncontrolling interests	1,356		1,426
Total stockholders' deficit	(12,226)		(11,203)
Total liabilities and stockholders' (deficit) equity	$32,011		$35,187

Total debt	$28,907		$29,455
Total debt to Adjusted EBITDA	2.39	(1)	2.24	(1)
Net debt to Adjusted EBITDA	2.20	(1)	2.12	(1)

(1) For the calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2015								2014			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$6,633	$4,592	$2,041	$(422)	$2,463	$—	$2,463	European Union	$7,777	$5,420	$2,357	(13.4)%	4.5%	4.5%
5,492	3,394	2,098	(555)	2,653	—	2,653	EEMA	6,111	3,677	2,434	(13.8)%	9.0%	9.0%
4,880	2,896	1,984	(268)	2,252	—	2,252	Asia	4,943	2,711	2,232	(11.1)%	0.9%	0.9%
2,417	1,613	804	(145)	949	—	949	Latin America & Canada	2,504	1,671	833	(3.5)%	13.9%	13.9%

$19,422	$12,495	$6,927	$(1,390)	$8,317	$—	$8,317	PMI Total	$21,335	$13,479	$7,856	(11.8)%	5.9%	5.9%

2015								2014			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$1,014			$(242)	$1,256	$—	$1,256	European Union			$1,186	(14.5)%	5.9%	5.9%
1,033			(319)	1,352	—	1,352	EEMA			1,204	(14.2)%	12.3%	12.3%
690			(122)	812	—	812	Asia			799	(13.6)%	1.6%	1.6%
294			(52)	346	—	346	Latin America & Canada			267	10.1%	29.6%	29.6%

$3,031			$(735)	$3,766	$—	$3,766	PMI Total			$3,456	(12.3)%	9.0%	9.0%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2015								2014			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,014	$—	$1,014	$(242)	$1,256	$—	$1,256	European Union	$1,186	$16	$1,170	(13.3)%	7.4%	7.4%
1,033	—	1,033	(319)	1,352	—	1,352	EEMA	1,204	—	1,204	(14.2)%	12.3%	12.3%
690	—	690	(122)	812	—	812	Asia	799	—	799	(13.6)%	1.6%	1.6%
294	—	294	(52)	346	—	346	Latin America & Canada	267	(7)	274	7.3%	26.3%	26.3%

$3,031	$—	$3,031	$(735)	$3,766	$—	$3,766	PMI Total	$3,456	$9	$3,447	(12.1)%	9.3%	9.3%

2015								2014				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,256	$2,463	51.0%		$1,256	$2,463	51.0%	European Union	$1,170	$2,357	49.6%		1.4	1.4
1,352	2,653	51.0%		1,352	2,653	51.0%	EEMA	1,204	2,434	49.5%		1.5	1.5
812	2,252	36.1%		812	2,252	36.1%	Asia	799	2,232	35.8%		0.3	0.3
346	949	36.5%		346	949	36.5%	Latin America & Canada	274	833	32.9%		3.6	3.6

$3,766	$8,317	45.3%		$3,766	$8,317	45.3%	PMI Total	$3,447	$7,856	43.9%		1.4	1.4

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

			Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2015	2014	% Change

Reported Diluted EPS	$1.25	$1.38	(9.4)%

Adjustments:
Asset impairment and exit costs	—	0.01
Tax items	(0.01)	—

Adjusted Diluted EPS	$1.24	$1.39	(10.8)%

Less:
Currency impact	(0.37)

Adjusted Diluted EPS, excluding Currency	$1.61	$1.39	15.8%

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2015	2014	% Change

Reported Diluted EPS	$1.25	$1.38	(9.4)%

Less:
Currency impact	(0.37)

Reported Diluted EPS, excluding Currency	$1.62	$1.38	17.4%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2015								2014			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$18,909	$12,988	$5,921	$(1,188)	$7,109	$11	$7,098	European Union	$22,225	$15,462	$6,763	(12.5)%	5.1%	5.0%
14,915	9,055	5,860	(1,464)	7,324	1	7,323	EEMA	16,347	9,621	6,726	(12.9)%	8.9%	8.9%
14,683	8,399	6,284	(625)	6,909	—	6,909	Asia	14,515	7,790	6,725	(6.6)%	2.7%	2.7%
7,030	4,693	2,337	(345)	2,682	4	2,678	Latin America & Canada	7,078	4,722	2,356	(0.8)%	13.8%	13.7%

$55,537	$35,135	$20,402	$(3,622)	$24,024	$16	$24,008	PMI Total	$60,165	$37,595	$22,570	(9.6)%	6.4%	6.4%

2015								2014			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$2,904			$(712)	$3,616	$(2)	$3,618	European Union			$2,875	1.0%	25.8%	25.8%
2,794			(843)	3,637	(1)	3,638	EEMA			3,218	(13.2)%	13.0%	13.1%
2,421			(298)	2,719	—	2,719	Asia			2,614	(7.4)%	4.0%	4.0%
849			(147)	996	3	993	Latin America & Canada			734	15.7%	35.7%	35.3%

$8,968			$(2,000)	$10,968	$—	$10,968	PMI Total			$9,441	(5.0)%	16.2%	16.2%

													Schedule 15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2015								2014			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$2,904	$—	$2,904	$(712)	$3,616	$(2)	$3,618	European Union	$2,875	$(472)	$3,347	(13.2)%	8.0%	8.1%
2,794	—	2,794	(843)	3,637	(1)	3,638	EEMA	3,218	—	3,218	(13.2)%	13.0%	13.1%
2,421	—	2,421	(298)	2,719	—	2,719	Asia	2,614	(24)	2,638	(8.2)%	3.1%	3.1%
849	—	849	(147)	996	3	993	Latin America & Canada	734	(7)	741	14.6%	34.4%	34.0%

$8,968	$—	$8,968	$(2,000)	$10,968	$—	$10,968	PMI Total	$9,441	$(503)	$9,944	(9.8)%	10.3%	10.3%

2015								2014				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$3,616	$7,109	50.9%		$3,618	$7,098	51.0%	European Union	$3,347	$6,763	49.5%		1.4	1.5
3,637	7,324	49.7%		3,638	7,323	49.7%	EEMA	3,218	6,726	47.8%		1.9	1.9
2,719	6,909	39.4%		2,719	6,909	39.4%	Asia	2,638	6,725	39.2%		0.2	0.2
996	2,682	37.1%		993	2,678	37.1%	Latin America & Canada	741	2,356	31.5%		5.6	5.6

$10,968	$24,024	45.7%		$10,968	$24,008	45.7%	PMI Total	$9,944	$22,570	44.1%		1.6	1.6

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14.

			Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2015	2014	% Change

Reported Diluted EPS	$3.62	$3.73	(2.9)%

Adjustments:
Asset impairment and exit costs	—	0.26
Tax items	(0.01)	—

Adjusted Diluted EPS	$3.61	$3.99	(9.5)%

Less:
Currency impact	(1.01)

Adjusted Diluted EPS, excluding Currency	$4.62	$3.99	15.8%

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2015	2014	% Change

Reported Diluted EPS	$3.62	$3.73	(2.9)%

Less:
Currency impact	(1.01)

Reported Diluted EPS, excluding Currency	$4.63	$3.73	24.1%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	September 30,			December 31,
		2015		2014
	October ~ December	January ~ September	12 months
	2014	2015	rolling

Earnings before income taxes	$2,269	$7,941	$10,210	$10,650
Interest expense, net	263	781	1,044	1,052
Depreciation and amortization	229	561	790	889
Extraordinary, unusual or non-recurring expenses, net (1)	32	—	32	535
Adjusted EBITDA	$2,793	$9,283	$12,076	$13,126

			September 30,	December 31,
			2015	2014

Short-term borrowings			$1,007	$1,208
Current portion of long-term debt			2,100	1,318
Long-term debt			25,800	26,929
Total Debt			$28,907	$29,455
Less: Cash and cash equivalents			2,393	1,682
Net Debt			$26,514	$27,773

Ratios
Total Debt to Adjusted EBITDA			2.39	2.24
Net Debt to Adjusted EBITDA			2.20	2.12

(1) Asset Impairment and Exit Costs at Operating Income level.

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Nine Months Ended September 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2015	2014	% Change	2015	2014	% Change

Net cash provided by operating activities(a)	$2,693	$2,965	(9.2)%	$5,993	$6,385	(6.1)%

Less:
Capital expenditures	223	296		636	804

Free cash flow	$2,470	$2,669	(7.5)%	$5,357	$5,581	(4.0)%

Less:
Currency impact	(255)			(1,809)

Free cash flow, excluding currency	$2,725	$2,669	2.1%	$7,166	$5,581	28.4%

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2015	2014	% Change	2015	2014	% Change

Net cash provided by operating activities(a)	$2,693	$2,965	(9.2)%	$5,993	$6,385	(6.1)%

Less:
Currency impact	(299)			(1,924)
Net cash provided by operating activities, excluding currency	$2,992	$2,965	0.9%	$7,917	$6,385	24.0%

(a) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2014

Reported Diluted EPS	$4.76

Adjustments:
Asset impairment and exit costs	0.26
Tax items	—

Adjusted Diluted EPS	$5.02